Exhibit 8.1

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April 26, 2011

AG Mortgage Investment Trust, Inc.

245 Park Avenue, 26th Floor

New York, New York 10167

Ladies and Gentlemen:

We have acted as special tax counsel to AG Mortgage Investment Trust, Inc. (the “Company”), a Maryland corporation, in connection with the offering (the “Offering”) of shares of common stock, par value $0.01 per share (the “Common Shares”), by the Company pursuant to a registration statement on Form S-11 (No. 333-172656) filed with the Securities and Exchange Commission (the “SEC”) on March 7, 2011 (as amended through the date hereof, the “Registration Statement”) under the Securities Act of 1933 (the “Securities Act”). Capitalized terms used in this opinion and not defined herein have the respective meanings assigned to them in the Registration Statement.

In rendering this opinion, we have reviewed (i) the Registration Statement; (ii) the certificate containing certain factual representations and covenants of officers of the Company, Angelo, Gordon & Co., L.P., and AG REIT Management, LLC (the “Officers’ Certificate”) relating to, among other things, the proposed operations of the Company and the entities in which it holds direct or indirect interests, and delivered to us for purposes of this opinion; (iii) the Articles of Amendment and Restatement of the Company; (iv) the Amended and Restated Bylaws of the Company; and (v) such other documents and corporate records as we have deemed necessary or appropriate.

We have assumed with your consent that (i) the facts, representations and covenants set forth in the Registration Statement, the Officers’ Certificate, and the other documents referred to herein, or otherwise furnished to us, are and will be true, accurate, and complete in all material respects relevant to the Offering and the continuing operation of the Company; (ii) the Company and each of the entities in which the Company holds a direct or indirect interest have been and will continue to be operated in accordance with the laws of the jurisdictions in which they were formed and in the manner described in the relevant organizational documents; (iii) any representation, covenant, or factual statement set forth in the Registration Statement, the Officers’ Certificate, or any other document referred to herein made “to the knowledge of” or similarly qualified is, and at all relevant times will be, true, correct, and complete without such qualification; (iv) no action has been, or will be, taken that is inconsistent with any representation, covenant, or statement made in any of the Registration Statement, the Officers’ Certificate, or any other document referred to herein; (v) original documents (including signatures) are authentic, documents submitted to us as copies conform to the original documents, there has been (or will be, by the effective time of each relevant transaction) due execution and delivery of all documents where due execution and delivery are prerequisites to the effectiveness thereof; (vi) there will be no changes in the applicable laws of the State of Maryland or of any other jurisdiction under the laws of which any

AG Mortgage Investment Trust, Inc.

April 26, 2011

such entity in which the Company holds a direct or indirect interest has been formed; and (vii) each of the written agreements to which the Company or any such entity is a party will be implemented, construed, and enforced in accordance with its terms. In addition, we have relied on the opinion of Saul Ewing LLP, dated April 26, 2011, with respect to all matters of Maryland law.

Other than obtaining the representations, covenants, and statements set forth in the Officers’ Certificate, we have not independently verified any factual matters in connection with, or apart from, our preparation of this opinion. Accordingly, our opinion does not take into account any matters not set forth herein that might have been disclosed by independent verification. In the course of preparing our opinion, nothing has come to our attention that would lead us to believe that any of the facts, representations, or other information on which we have relied in rendering our opinion is incorrect.

Based on the foregoing, and subject to the assumptions, exceptions, limitations, and qualifications set forth herein, it is our opinion that, for U.S. federal income tax purposes:

1. Commencing with the Company’s taxable year ending December 31, 2011, the Company will be organized in conformity with the requirements for qualification as a real estate investment trust (a “REIT”) under Sections 856 through 860 of the Internal Revenue Code of 1986, as amended (the “Code”), and the Company’s proposed method of operation as set forth in the Registration Statement and the Officer’s Certificate will enable the Company to meet the requirements for qualification and taxation as a REIT; and

2. Although the discussion set forth in the Registration Statement under the heading “U.S. federal income tax considerations” does not purport to summarize all possible U.S. federal income tax consequences of the purchase, ownership, and disposition of the Common Shares, such discussion, though general in nature, constitutes, in all material respects, a fair and accurate summary of the material U.S. federal income tax consequences of the purchase, ownership, and disposition of the Common Shares, subject to the qualifications set forth therein. The U.S. federal income tax consequences of the ownership and disposition of the Common Shares by an investor will depend upon that investor’s particular situation, and we express no opinion as to the completeness of the discussion set forth in “U.S. federal income tax considerations” as applied to any particular holder.

This opinion expresses our views only as to the specific U.S. federal income tax consequences set forth above, and no opinion is expressed as to any tax consequences under non-U.S., state, or local tax laws or under U.S. federal tax laws other than those pertaining to income taxes. Our opinion is based on U.S. federal income tax laws in effect as of the date hereof. It represents our best legal judgment as to the matters addressed herein, but is not binding on the Internal Revenue Service or the courts. Accordingly, no assurance can be given that this opinion, if contested, would be sustained by a court. Furthermore, the Company’s qualification as a REIT will depend upon the Company’s meeting, in its actual operations, the applicable asset composition, source of income, shareholder diversification, distribution, and other requirements necessary under the Code and the Treasury Regulations promulgated thereunder for a corporation to qualify as a REIT. We will not review these operations and no assurance can be given that the actual operations of the Company and any applicable affiliates will meet these

AG Mortgage Investment Trust, Inc.

April 26, 2011

requirements or the representations made to us with respect thereto. Moreover, the authorities on which we rely are subject to change, either prospectively or retroactively, and any such change, or any variation or difference in the facts, representations, covenants, and statements from those on which we rely and assume as correct, as set forth above, might affect the conclusions stated herein. Nevertheless, by rendering this opinion, we undertake no responsibility to advise the Company of any changes or new developments in U.S. federal income tax laws or the application or interpretation thereof.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. We also consent to the use of our name in the Registration Statement with respect to the discussion of the U.S. federal income tax considerations of the Offering. In giving such consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or under the rules and regulations of the SEC.

Very truly yours,

/s/ McDermott Will & Emery LLP